MATERIAL TRANSFER AGREEMENT

This Material Transfer Agreement (the "Agreement") effective as of March 24, 2008 (the "Effective Date") is made by and between America Stem Cell, Inc., a California corporation located at 135 Chinquapin Avenue, Carlsbad, CA 92008 ("ASC" or "Recipient"), and Dara BioSciences, Inc. located at 8601 Six Forks Road, Suite 160, Raleigh, NC 27615 ("Dara BioSciences, Inc."). ASC and Dara BioSciences, Inc. are referred to herein as a "Party" and collectively as the "Parties."

1. Materials.

(a) Dara BioSciences, Inc. is willing to transfer to Recipient the materials specified on Appendix A hereto ("Materials"), for the sole purpose of conducting preclinical efficacy research to establish the efficacy of Dara BioSciences, Inc.'s compounds for ex-vivo treatment of cord blood derived stem cells relative to promoting their homing/engraftment (the "Purpose").

(b) The Materials and their use, including but not limited to cell homing and engraftment, are proprietary to Dara BioSciences, Inc., and Recipient acknowledges that the Materials and their use shall remain the sole and exclusive property of Dara BioSciences, Inc. Recipient shall retain control of Materials and shall not sell, transfer, disclose, distribute or otherwise release Materials or any progeny, derivative or part thereof, to any third party other than as permitted herein.

2. Research Program. Recipient may use the Materials to conduct preclinical efficacy research to establish the efficacy of Dara BioSciences, Inc.' compounds identified on Appendix A for ex-vivo treatment of cord blood derived stem cells relative to promoting their homing/engraftment as specified in greater detail in Appendix B (the "Research Program").

3. Limitation of Use. The Materials will be used by ASC only for the Purpose. The Materials shall not be used by ASC for commercial purposes or in human subjects.

4. Reports. Recipient will furnish and provide Dara BioSciences, Inc. with a written summary of the experiments conducted by Recipient during the Research Program within thirty (30) days of the conclusion of the Research Program or the expiration of the Term, whichever is sooner (hereinafter, the results of the Research Program and any experiments and analysis thereof conducted by Recipient shall be referred to collectively as the "Results"). The documented Results shall be sent to John Didsbury, CSO, Dara BioSciences, Inc.

5. Confidential Information. The Parties agree that, during the Term and following the expiration of this Agreement as hereinafter provided for, they shall not use, except as needed for the purposes of this Agreement or expressly permitted under this Agreement or disclose to any third party, any Confidential Information of the other Party without the prior written consent of the Party providing the Confidential Information. For purposes of this Agreement, "Confidential Information" means all information, in whatever format or medium delivered, reagents, tangible materials, procedures, data, results, conclusions, know-how, experience, trade secrets, or other proprietary information disclosed or provided by either of the Parties (the "Disclosing Party") to the other (the "Receiving Party") in connection with this Agreement, including without limitation the Research Program that pertains to the Materials. For purposes of this section, the Results shall be considered the Confidential Information of Dara BioSciences, Inc., with ASC being treated as the Receiving Party. The Receiving Party shall have no obligations with respect to any portion of Confidential Information that the Receiving Party can establish:

(a) is or later becomes available to the public by use, publication or the like, through no fault of the Receiving Party; or

(b) is obtained from a third party who was not bound by a duty of confidentiality and had the legal right to disclose the same to the Receiving Party; or

(c) is already in the possession of the Receiving Party, predating generation of the Confidential Information under this Agreement or receipt of Confidential Information from the Disclosing Party, as evidenced by reasonable written documentation in existence prior to the date hereof; or

(d) is independently developed by the Receiving Party without making use of Confidential Information from the Disclosing Party, as evidenced by reasonable written documentation in existence at the time of development.

6. Permitted Disclosures. Notwithstanding the obligations in Section 5:

(a) The Receiving Party may disclose Confidential Information of the Disclosing Party to its employees and agents, but only to the extent required to accomplish the purposes of this Agreement and only if such employees and agents to whom disclosure is to be made are bound by the duties of confidentiality substantially similar to, but in any event not less stringent than, those herein contained or who agree in writing to hold in confidence and not make use of such Confidential Information for any purpose other than as permitted by this Agreement on terms at least equivalent in scope to those set forth in this Agreement; and

(b) The Receiving Party may disclose Confidential Information of the Disclosing Party to the extent required to (i) comply with applicable governmental laws (excluding patent laws) or regulations or valid orders of any court or other governmental body, or (ii) enforce this Agreement; provided that the Receiving Party gives reasonable advance notice to the Disclosing Party of such disclosure and endeavors in good faith to limit the extent of such disclosure and to secure confidential treatment of or a protective order covering such Confidential Information or cooperates with the Disclosing Party's attempt to obtain such confidential treatment or protective order.

7. Ownership. Dara BioSciences, Inc. shall retain ownership of the physical Materials and to any know-how, methods and/or uses of said Materials used for the planned research by the Recipient. It is not anticipated or planned that any new inventions will be discovered or conceived during the Term as described by the Research Program, however, all ideas or inventions that relate to the Materials including but not limited to any use or processes, made or conceived in furtherance of this Agreement shall be owned by Dara BioSciences, Inc..

8. License. The provisions of this Agreement do not constitute a license arrangement in connection with the Materials in any specific field. Nonetheless, the parties agree to negotiate in good faith an exclusive worldwide, royalty-bearing license, with the right to grant sublicenses, in the field of homing and engraftment, the scope and terms of said license to take into account various factors including, but not limited to, the stage of the technology, the resources required to bring it to market for an orphan drug indication, and any additional license that will need to be obtained in order to commercialize such invention. Nothing herein shall obligate the parties hereto to enter into a definitive license agreement.

9. Term; Termination. This Agreement shall begin on the Effective Date and terminate upon the first to occur of: (i) completion of the Research Program, (ii) three (3) months after the Effective Date, or (iii) ASC's breach of this Agreement (the "Term"). Expiration or termination of this Agreement shall not relieve either Party of any obligation accruing prior to such expiration or termination and, in particular, Sections 3-7, 9-10, 13, 14 and 17-20 shall survive any termination or expiration of this Agreement. Upon the termination or expiration of this Agreement, the Receiving Party shall promptly destroy all of the Confidential Information of the other Party, and all documents or media containing any such Confidential Information of the other Party and any and all copies, summaries, analyses, or reflections of the Material and/or Confidential Information of the other Party with the exception of one copy that may be kept for archival purposes and shall thereafter deliver to the Disclosing Party a sworn certificate from the Receiving Party confirming the fact of, date and manner of destruction thereof.

10. Control of Materials. Recipient agrees to retain control over the Materials and not to transfer the Materials or any derivatives or extracts thereof to a third party without the prior written approval of Dara BioSciences, Inc. Recipient agrees to return any remaining Materials and products or materials derived from such Materials, to Dara BioSciences, Inc. upon completion of the Research or at any earlier time that Dara BioSciences, Inc. may request.

11. No Warranty. The Materials are being made available in order to further research concerning it. THE MATERIALS ARE BEING SUPPLIED TO RECIPIENT WITH NO WARRANTIES, EXPRESS OR IMPLIED, AND DARA BIOSCIENCES, INC. EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. Recipient agrees to defend, indemnify and save Dara BioSciences, Inc. harmless from any claims, actions, damages or losses, including attorney fees, with respect to Recipient's use, handling, storage, transportation and disposition and containment of (i) the Materials and all derivatives thereof and (ii) the biological specimens and other materials to be used by Recipient in the Research Program.

12. No Conflict. The rights and obligations provided by the Parties herein do not, and during the term of the Agreement will not, conflict with any other right or obligation provided under any other agreement that ASC or Dara BioSciences, Inc. has with any third party, including any sponsor or government entity.

13. Care in Use of Materials. Recipient acknowledges that the Materials are experimental in nature and may have unknown characteristics and therefore agrees to use prudence and reasonable care in the use, handling, storage, transportation and disposition and containment of the Materials and all derivatives thereof.

14. Notice. Any notice, demand or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been given upon receipt and shall be (i) delivered personally, (ii) or sent by nationally or internationally recognized overnight courier, in each case, addressed to the attention and such address as set forth below The address of each Party for the purposes of this Section 14 is as follows, or such other address as a Party may designate upon ten (10) days written notice to the other Party in accordance with the provisions of this Section 14.

If to ASC:

America Stem Cell, Inc.

135 Chinquapin Avenue

Carlsbad, CA 92008

Attn: Chief Executive Officer

If to Dara BioSciences, Inc.:

Dara BioSciences, Inc., Inc.

8601 Six Forks Road

Suite 160

Raleigh, NC 27615

Attn: Chief Scientific Officer

16. Publicity. Except as required by law, neither Party shall use the name of the other in any public announcements, publicity, or advertising with respect to the subject matter of this Agreement without prior written approval.

17. Assignment. This Agreement is not assignable by Recipient.

18. Relationship. The relationship created by this Agreement shall be that of independent contractors without the authority given to either Party to bind or act as agent for the other or its employees for any purpose.

19. Severability. This Agreement is intended to be severable. Should any part or provision of this Agreement be found to be unenforceable or invalid for any reason, the remaining parts and provisions shall remain in effect.

20. Waiver. The waiver by either Party of any breach, term, provision or condition of this Agreement shall not be deemed or construed as a further or continuing waiver of any such breach, term, provision or condition or a waiver of any other or subsequent breach, term, provision or condition contained in this Agreement.

21. Headings. The headings of the sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

22. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the Parties hereto and their successors and assigns, any rights or remedies under or by reason of this Agreement.

23. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

24. Miscellaneous. This Agreement, including its Appendices, contains the entire agreement between the Parties with respect to the subject matter contained herein and supersedes any previous understandings, commitments or agreements, oral or written, other than a Confidential Disclosure Agreement dated as of September 25, 2007. This Agreement may only be amended with a writing signed by authorized representatives of the parties hereto.

AMERICA STEM CELL, INC. By: Lynnet Koh. Chief Executive Officer Date:	DARA BIOSCIENCES, INC. By: John Didsbury Chief Scientific Officer Date: